                                                                    Exhibit 3.55



                              OPERATING AGREEMENT

     THIS AGREEMENT is made and entered into as of the 22nd day of May, 1996, by and between Purina Mills, Inc., 1401 S. Hanley Road, St. Louis, Missouri 63144 and PMI Feeds, Inc., 1401 S. Hanley Road, St. Louis, Missouri 63144 (collectively, the "Members").

     WHEREAS, the parties have agreed to organize a limited liability company named PMI AGRICULTURE, L.L.C. (the "Company"); and

     WHEREAS, this Agreement sets forth the understandings of the parties hereto with respect to the organization and operation of the Company and the scope and conduct of its business.

     NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   ORGANIZATION.

     a. Term. The Company shall continue until December 31, 2050, unless the Company is sooner terminated, as herein provided.

     b. Character of Business; Powers. The Company is formed to transact any and all lawful business for which a limited liability company may be organized pursuant to the Missouri Limited Liability Company Act (the "Act") and, in relation to the transaction of such business, to have and exercise any and all of the powers and rights which a limited liability company may lawfully exercise pursuant to the Act.

     c. Certain Definitions. As used herein, the following terms have the following meanings:

          i. "Distribution Percentage" means, for each Member, the percentage set forth opposite such Member's name, as follows:

MEMBER                                       DISTRIBUTION PERCENTAGE
------                                       -----------------------

Purina Mills, Inc. ........................            50%
PMI Feeds, Inc. ...........................            50%

TOTAL                                              100.00%
                                                   ======

"Distribution Percentage," for each Member, also, shall mean each above-mentioned percentage, as may be adjusted from time-to-time, according to the provisions of this Agreement.

          ii. "Operating Proceeds" for the applicable period means the gross receipts of the Company during such period plus any reductions in funded reserves arising out of the reversal of such reserves, less the following: (1) cash operating expenses paid during such period, (2) interest and principal paid during such period on any indebtedness of the Company, (3) cash expenditures for capital improvements and other capital items paid during such period, and (4) additions to funded reserves made during such period.

2.   CAPITAL CONTRIBUTIONS.

     a. Contribution of Cash. The following Members shall contribute to the capital of the Company, in cash, the respective amounts shown opposite their names, as follows:

MEMBER                                       CASH CONTRIBUTION
------                                       -----------------

Purina Mills, Inc. ........................     $ 50,000.00
PMI Feeds, Inc. ...........................       50,000.00

TOTAL                                           $100,000.00
                                                ===========


     b. Contributions of Property. The following Members shall contribute to the capital of the Company the property and assets described for each respective member on Exhibit 2.b, attached to this Agreement and made a part hereof by this reference with the respective values shown opposite their names, as follows:

MEMBER                                       PROPERTY CONTRIBUTION
------                                       ---------------------

Purina Mills, Inc. ........................        $ -0-
PMI Feeds, Inc. ...........................          -0-

TOTAL                                              $ -0-
                                                   ======

     c. Credits to Capital Accounts. Each such contributing Member's Capital Account shall be credited with the cash amounts and the values of the property as set forth above.

     d. No Negative Capital Account Restoration. In no event shall any Member be required to contribute capital to restore a negative balance in such Member's Capital Account upon the liquidation of the Company or such Member's Interest, or at any other time.

3. DISTRIBUTIONS. The Company's Operating Proceeds shall be distributed to the Members pro rata according to their respective Distribution Percentages, at such times as the Members shall determine by Major Decision Approval.

4.   ALLOCATION OF PROFITS AND LOSSES.

     a. Profits and Losses. Subject to Section 4.b, the Company's income, gain, loss, deductions and credits (and items thereof), for each fiscal year of the Company, shall be allocated among the Members (for both book and tax purposes) pro rata according to their respective Distribution Percentages.

     b. Allocations with Respect to Tax Matters. The Members may, by Major Decision Approval, specially allocate (for book and/or tax purposes) items of income, gain, loss and deduction among the Members during any fiscal year of the Company and/or upon the liquidation of a Member's Interest or the liquidation and termination of the Company, so as to cause the Member's Capital Accounts to be consistent with the manner in which they agreed to share distributions hereunder (as reflected in Section 3).

5.   ACCOUNTING.

     a.  Accounting Methods and Records.

          i. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting methods, consistently applied, except that the Members' Capital Accounts shall be maintained as provided in this Agreement. The Company shall be on the accrual basis for both tax and accounting purposes. Purina Mills, Inc. is hereby designated as the "tax matters partner" (as such term is defined in the Section 6231(a)(7) of the Code) or the equivalent representative for the Company.

     b.  Fiscal Year. The fiscal year of the Company shall be the calendar year.

     c. Capital Accounts. A capital account (a "Capital Account") shall be established for each Member and determined, maintained and adjusted in accordance with Treasury Regulations 1.704-1(b)(2)(iv) and in accordance with the provisions of this Agreement. The Capital Accounts of the Members shall be adjusted upon each distribution of property by the Company to a Member to the extent required by and in the manner described in Treasury Regulations 1.704-1(b)(2)(iv)(e).

     d. 754 Election. In the case of a transfer of an Interest which is permitted by this Agreement and which is made in the manner provided in Section 743 of the Code, then upon the request of the transferee of such Interest, the Company shall file an election under Section 754 of the Code in accordance with procedures set forth in the Treasury Regulations applicable thereto.

6. POWERS, RIGHTS AND DUTIES OF MEMBERS.

     a. Management Authority and Duties. The Members shall have the right, authority and responsibility to generally supervise and control the operation and management of the business and affairs of the Company and to perform other duties provided elsewhere in this Agreement to be performed by the Members; provided, however, that subject to the provisions of Section 6.b and the other rights expressly granted to the Members under the provisions of this Agreement, all acts, decisions and determinations by the Member on behalf of the Company may be made by each Member independently of any other Member (which shall then be binding on all the Members).

     b. Restrictions on Authority of the Members. Notwithstanding the provisions of Section 6a, no action shall be taken or sum expended or obligation incurred by the Company or a Member with respect to a matter within the scope of any of the Major Decisions (as defined below) affecting the Company, unless such Major Decision has been approved by the vote of the Members (not then in default hereunder) owning more than fifty percent (50%) of the Distribution Percentages held by the Members, (collectively, "Major Decision Approval"). The "Major Decisions" shall be the following:

          i. The compensation of a Member for management or other services to the Company;

          ii. The acquisition by the Company of any real estate or any interest therein;

          iii. The sale or transfer of all or substantially all of the business property;

          iv. The confession of a judgment against the Company in connection with any threatened or pending legal action;

          v.   The borrowing of money by the Company; and

          vi. The distribution of Operating Proceeds or other proceeds other than strictly in accordance with the provisions of this Agreement.

     c. Members' Indemnification. No Member shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any action taken or failure to act on behalf of the Company unless such action or omission was an intentional breach of this Agreement in constituted gross negligence, bad faith or wanton or willful misconduct. Except with respect to the foregoing actions or decisions for which a Member is accountable to the Company and the other Members, the Company shall indemnify and hold harmless the Members from any loss, damage, liability or expense incurred or sustained by them by reason of any act performed or any omission for or on behalf of the Company or in furtherance of the business of the Company, including any judgment, award, settlement, reasonable attorney's fees and other costs and expenses (which may be advanced by the Company) incurred in connection with the defense of any actual or threatened action, proceeding or claim.

     d.  Compensation and Reimbursement of the Members.

          i. Except as provided for in Section 6.b, the Company shall not pay the Members any salary or other compensation for acting as Members hereunder or for any service rendered to the Company.

          ii. The Company shall reimburse the Members for all reasonable out-of-pocket expenses incurred by them in connection with the discharge of their obligations under this Agreement or otherwise incurred on behalf of the Company; provided, however, that the Company shall not reimburse the Members for (1) expenses incurred outside of the Company's usual course of business unless such expenses were authorized by Major Decision Approval, or (2) any personal expenses. Any disputes as to the reasonableness or nature of expenses submitted by a Member for reimbursement shall be resolved by a majority, by number, of disinterested Members then entitled to vote and such determination shall be conclusive on all parties.

     e. Determination of Members. Notwithstanding anything to the contrary in this Agreement, a determination by those Members owning the requisite Distribution Percentages, as set forth herein, shall be effective whether or not votes are cast at a meeting of Members (and whether or not all of the Members are in attendance at any such meeting), or by formal or informal, oral or written instructions of such Members, and such determination so made by the Members authorized to do so shall be effective regardless of the number of Members who may actually vote thereon, or have notice of the proposed determination. In no event shall a Member who is in default under this Agreement at the time a vote is taken or a decision is made be entitled to vote in respect of any act, determination or decision of the Company. The first Governors of the Company shall be the following who are hereby elected to hold office until their successors are appointed pursuant to this Agreement.

              Del G. Meinz                   John Zerbe
              August F. Ottinger             R.B. Caton


7.   TRANSFERS OF INTERESTS

     a.   Restrictions.

          i. Except as provided in Section 7.b, no sale, assignment, exchange, transfer, encumbrance or hypothecation (each a "Transfer"), shall be made by any Member of the whole or any part of his or her Interest without the prior written consent of all of the other Members.

          ii. If any Transfer (other than a Transfer described herein) is purported to be made or suffered without complying with the applicable provisions in this Section, such purported Transfer shall be void ab initio, and an option to purchase such Interest for a Purchase Price equal to the Withdrawal Value (determined without regard to any amounts described in Section 8.c.i.(2) below) shall be deemed to have been granted to the Company and the Members (other than the Member making or suffering such Transfer) pursuant to
Section 7.b of this Agreement as of the date the Company first learns of such purported Transfer. In such event, the Company shall forthwith notify all Members of such purported Transfer and the date of such notice shall be deemed the date of the Company's receipt of the Disposition Notice and thereafter the provisions of Section 7.b shall be fully effective as to such Interest as if such Disposition Notice had actually been delivered. In enforcing this provision, the Company may refuse to transfer any Interest or any claim thereto in addition, and without prejudice, to any and all other rights or remedies which may be available to it and/or the Members.

     b.   Right of First Refusal.

          i. Subject to Section 7.b.i(1) below, each time a Member proposes to make or suffer any Transfer of all of any portion of his Interest, such Member (the "Selling Member") shall give written notice thereof (the "Disposition Notice") to the Company and the other Members which sets forth the portion (or all) of Selling Member's Interest that is the subject of such proposed Transfer (the "Offered Interest"), the identity of the proposed transferee, and the other terms and conditions of such proposed Transfer, including (a) a description of the consideration, if any, proposed to be received for the Offered Interest (and, if the proposed Transfer is to be wholly or partly for consideration other than money, the Disposition Notice shall state the amount of the monetary consideration, if any, and shall describe all nonmonetary consideration and state the fair market value thereof and the manner in which such fair market value was determined), and (b) a copy of the letter of intent (which may be non-binding), if any, with the proposed transferee. By giving the Disposition Notice, the Selling Member shall be deemed to have granted to the Company and the other Members, in that order, an option to purchase all or any portion of the Offered Interest at the Purchase Price (as hereinafter defined) and on the terms set forth in this Section 7.b.

     (1) Within forty-five (45) business days after receipt of the Disposition Notice, the Company shall notify, in writing, all Members (other than the Selling Member) of the portion (or all) of the Offered Interest that the Company desires to purchase pursuant to this Section 7.b (the "Company Election"). The decision as to whether or not the Company shall offer to purchase all or any portion of the Offered Interest shall be made by Majority Decision Approval of the remaining Members (other than the Selling Member or his personal representative).

     (2) If the Company Election provides that the Company is exercising its option for none or less than all of the Offered Interest or if the Company fails to give the Company Election, each Member, other than the Selling Member, shall have until the fifteenth (15th) business day following such Member's receipt of the Company Election (or in the event such Company Election is not received, the Member shall have until the sixtieth (60th) business day following his receipt of the Disposition Notice, such fifteenth or sixtieth business day, as the case may be (hereinafter referred to as the "Exercise Date") within which to notify the Company, in writing, of such member's desire to purchase any of the Offered Interest which the Company has not elected to purchase (the "Member Election"). If the total portion of the Offered Interest that all such Electing Members desire to purchase exceeds the available Offered Interest, each such Electing Member shall have priority, up to the number of Interest set forth in such Member's Member Election, to that fraction of the available Offered Interest in which the numerator is the Distribution Percentage owned by the Electing Member and the denominator is the aggregate Distribution Percentages owned by all Members who elect to purchase. The portion of the available Offered Interest not purchased on such a basis shall be allocated in one or more successive allocations to those

Members who have indicated in their Member Elections that they desire to purchase more than the number of Offered Interest to which they have a priority right, with the allocation determined by the fraction the numerator of which is the Distribution Percentage owned by such Member and the denominator of which is the aggregate Distribution Percentages owned by all such Electing Members.

                  (3) The failure of the Company to submit the Company Election within the forty-five (45) business day period (as described in Section 7.b.i.(1) above) shall constitute an election by the Company not to purchase any of the Offered Interest. The failure of any Member to submit the Member Election by the Exercise Date shall constitute an election on the part of such member not to purchase any of the Offered Interest to which the requisite notice pertained. Each Member shall be obligated to purchase that portion (if any) of the Offered Interest set forth in his Member Election (as such portion may be adjusted pursuant to the preceding sub-section) and the Company shall be obligated to purchase that portion (if any) set forth in the Company Election. Notwithstanding any provision in this Agreement to the contrary, any Disposition Notice given with respect to a deceased Member's Interest shall not become effective for purposes of instituting the provision in this Section until such date as the personal representative of such deceased Member is appointed and qualified to act on behalf of the deceased Member.

                  (4) Upon determination of the portion of the Offered Interest to be purchased by the Company and the Members, the Company, on its behalf and on behalf of the Electing Members, shall give notice of exercise to the Selling Member no later than five (5) business days after the expiration of the Exercise Date.

                  (5) If the Company and/or one or more electing Members do not elect to purchase in the aggregate all of the Offered Interest within the applicable periods specified in this Section 7.b, the Selling Member may conclude a sale of the Offered Interest to the prospective transferee named in the Disposition Notice, for the price and on the terms and conditions set forth in the Disposition Notice, in any case, at any time with thirty (30) business days after the Selling member receives the notice from the Company to be delivered pursuant to Section 7.b.i.(4) hereof.

               (6) In the event the Company or an Electing Member elects to purchase all of the Offered Interest, the purchase price (the "Purchase Price") so payable by the Company or the Electing Member for the Offered Interest shall be an amount equal to the percentage of the Offered Interest to be so purchased by the Company or such Electing Member, as the case may be, multiplied by [the lesser of (a) the Withdrawal Value (as defined in Section 8.c.i) or (b)] the Purchase Price for such Offered Interest disclosed in the Disposition Notice pertaining thereto (including cash equal to the fair market value of all nonmonetary consideration). In the event all of the Offered Interest is sold to the Company and/or one or more Electing Members, the Distribution Percentages, as set forth in Section 1.c.i, shall be accordingly adjusted. This right of first refusal shall be applicable to each attempted sale of an Offered Interest. Any Electing Member may assign all or a portion of his rights to acquire a portion (or all) of an Offered Interest to any person who would be a Permitted Transferee of such Member.

          ii. Any Member may, without making the offer provided for in Section 7.b above, Transfer (by inter vivos or testamentary disposition) his or her Interest in the Company or any part thereof if such Transfer is made: (1) to any Family Member or in the case of a revocable inter vivos trust which is a Member, to the grantor and/or to any Family Member with respect to the grantor; (2) if such Member is a trust, to the beneficiaries of such trust by operation of its governing instrument; (3) to any other Member or Family Member of such other Member; (4) to a trust which has as its beneficiaries only such Member or Family Member(s) of such Member; (5) if such Member is a corporation, limited liability company or partnership, to effect the distribution of its Interest to its shareholders, members or partners (as the case may be); and/or (6) to any partnership, limited liability company or corporation, 100% of the beneficial ownership or which is owned, directly or indirectly, by such member and/or any of the persons ("Permitted Transferees") described in (1), (2) or (3) above. For purposes of this Section 7.b.ii, the term "Family Member" shall mean a spouse, child, spouse of a child, grandchild, sister, brother, or parent (each a "Close Relative") of the person in question or a lineal descendant of any such Close Relative.

     c.   Payment of the Purchase Price.

          i. The Purchase Price for the Offered Interest shall be paid in cash except that, at the option of the purchasing party or parties, seventy-five percent (75%) of the Purchase Price may be deferred.

          ii. The deferred portion of the Purchase Price shall be evidenced by the promissory note (the "Note") of each purchasing party made payable to the Selling Member. The Note of the purchasing party shall be in substantially the form set forth in Exhibit 7.c.ii to this Agreement.

          iii. The Note shall be secured by a security agreement (the "Security Agreement") of the purchasing party in substantially the form set forth in
Exhibit 7.c.iii. So long as the purchasing Member does not default in any of his obligations under the Note, the purchasing Member shall be entitled to vote such Interest and to receive all distributions payable thereon.


     d.   The Closing.

          i. Unless otherwise agreed by the parties to the sale and purchase, the closing of the sale and purchase of the Offered Interest shall take place at the principal offices of the Company.

          ii.   The closing of the sale and purchase shall take place thirty
(30) days after the delivery to the Selling Member of notice from the Company to be delivered pursuant to Section 7.b.i(4) above.

          iii. The Offered Interest shall be assigned to each purchasing party free and clear of all liens, claims and encumbrances excepting only those for which provision is expressly made in this Agreement, and said Interest shall be transferred on the books and records of the Company to the purchaser or purchasers.

          iv. Upon the closing of the sale and purchase, the selling and purchasing parties shall execute and deliver to each other the various documents which shall be required to carry out their undertakings hereunder including the payment of cash, the execution and delivery of Notes and Security Agreements and the assignment of the Interest.

     e.   Effect of Assignment; Documents.

          i. All whole or partial Interests Transferred, pursuant to the provisions of this Article shall be subject to the restrictions and obligations set forth in this Agreement. Unless otherwise agreed by the Members or expressly provided herein, no Transfer permitted hereunder shall relieve the assignor from any of its obligations under this Agreement accruing prior to such Transfer.

          ii. In the event any Interest is Transferred to any person (other than another Member) in accordance with the provisions set forth in this Section, such purchaser or successor to such Interest (the "Successor") shall succeed to such Interest as an assignee under the Act and shall have no right to become a substitute Member and participate in the management of the business and affairs of the Company; provided, however, that the Successor shall be liable for the obligations of his assignor under this Agreement. A Successor that is not in default under this Agreement (by reason of his or his predecessor's uncured failure to perform any obligation under this Agreement) shall have the right to petition, by written notice to the Company, to become a substitute Member upon the written consent of all of the Members. As additional conditions to the Successor's becoming a substitute Member hereunder, the Successor must execute this Agreement (as amended) and agree to be bound by all of its terms and provisions. Upon the satisfaction of the foregoing conditions, the Member shall become a substituted Member.

8.   DISSOLUTION OF THE COMPANY.

     a.   Dissolution Acts.

          i. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company except that the happening of any one of the following events shall work an immediate dissolution of the Company: (1) the sale or other disposition of all or substantially all of the business property;
(2) a Major Decision Approval in writing to dissolve and terminate the Company;
(3) the termination of the term of the Company pursuant to Section 1.a of this Agreement; or (4) subject to Section 8.b, the death, retirement, withdrawal, expulsion, bankruptcy or dissolution (each an "Event of Withdrawal") occurring with respect to a Member.

          ii. Without limiting the other provisions hereof, neither the assignment of all or any part of a Member's Interest in the Company hereunder nor the admission of a new Member shall work the dissolution of the Company. Except as may be otherwise provided in this Agreement each member agrees that, without the consent of the other Members, a Member may not resign, retire or withdraw from other or otherwise cause a voluntary dissolution of the Company and shall be liable to the other Members for any and all damages and expenses (including attorney fees) proximately caused by such resignation, retirement, withdrawal or other voluntary event causing a dissolution of the Company in violation of this Agreement.

     b.   Right to Continue Business and Affairs of Company.

          i. Upon the occurrence of an Event of Withdrawal, the withdrawing Member (the "Withdrawing Member") shall give notice thereof to the other Members and, if at least one Member remains, such remaining Member or Members may, within the 90-day period following such occurrence, elect, by unanimous written agreement, to continue the business and affairs of the Company for the balance of the term hereof.

          ii. If the remaining Members so elect to continue the existence of the Company, (1) the Company shall not dissolve and its business and affairs shall be carried on without interruption and without the execution of any confirmatory agreement under the same name and under the same terms and provisions as are set forth in this Agreement (as the same may be amended by the remaining Members), and (2) Company or the remaining Members may redeem or purchase the Withdrawing Member's Interest as provided in Section 7.a.ii and
Section 7.b for an amount equal to the withdrawal Value of the Withdrawing Member's Interest.

     c.   Determination of Withdrawal Value.

          i. The withdrawal value (the "Withdrawal Value") of the Member's Interest shall be an amount determined by establishing an amount equivalent to the value to which the Member would be entitled as if the Company had wound up its business and affairs and sold all of its business and assets at Fair Market Value on the last day of the month (the "Valuation Date") immediately prior to date of the Event of Withdrawal. The term "Fair Market Value" as used in this Section shall be an amount equal to the amount of the Company's assets less the amount of its liabilities on the Valuation Date, as disclosed by the Company's books of account regularly maintained in accordance with generally accepted accounting principles consistently applied but adjusted as follows:

                    (1) No adjustment shall be made on account of any event occurring subsequent to the Valuation Date, whether the event constitutes an adjustment to the federal or state income tax liability of the Company or otherwise.

                    (2) The Company's assets shall be increased by the goodwill of the Company which shall be valued at an amount determined upon an earnings basis, as follows:

                         (a)  The amount of the Company's Net Profits for all of
its fiscal years immediately preceding or ending with the Valuation Date (provided, however, no more than the last five (5) fiscal years and no partial fiscal years shall be used for computation purposes) shall be weight averaged as follows: The earliest year's Net Profits shall be multiplied by a weight factor of one (1) and each succeeding year's Net Profits by a weight factor of one (1) more than the factor for the year immediately preceding it. The resulting products for each of the fiscal years shall then be added together and that sum divided by an amount equal to the sum of all of the weight factors (the "Weight Factor Sum") to obtain the amount of the average annual Net Profits of the Company; then the amount of the Average Annual Net Profits of the Company shall be multiplied by a capitalization factor of four (4), the resulting product to be the value of the Company's goodwill upon an earnings basis.


                         (b)  The term "Net Profits" as used herein includes net
losses and means the Company's net earnings (including the Company's contribution, if any, to the Employee's Profit Sharing Plan), after all income taxes and other taxes as disclosed by the Company's books of account regularly maintained in accordance with generally accepted accounting principles consistently applied but adjusted as follows:

                              (i)  Gains, capital or ordinary, from the sale of
property not held for sale to customers in the ordinary course of business less income taxes attributable thereto shall be a reduction of Net Profits, and losses, capital or ordinary, form such sales of assets plus income tax benefits attributable thereto shall be an addition to Net Profits.

                              (ii)  No adjustment shall be made to Net Profits
on account of any event occurring subsequent to the Valuation Date, whether the event constitutes an adjustment to the federal or state income tax liability of the Company or not.

                              (iii)  The excess of depreciation charges against
income over the amount thereof, if any, which would have been charged if depreciation had been calculated on a straight line basis shall be added to the income, but adjustment shall be made for the increase in income taxes which would have resulted if depreciation had been taken on a straight line basis.

                         (3)  Inventory and accounts receivable of the Company
shall be valued at an amount equal to ninety percent (90%) of their respective values as disclosed by the Company's books of account.

                         (4)  There shall be added to the amount of depreciable
assets (except assets described in Section 8.c.i.(5) below) and there shall be deducted from the reserve for depreciation with respect thereto the amount if any, by which the amount of the reserve for depreciation reflected on the Company's books of account exceeds the amount of a reserve calculated on a straight line basis.

                         (5)  Real estate and the improvements thereon, but
excluding furniture, fixtures, machinery and equipment, shall be valued at their Fair Market Value on the Valuation Date and not their value as shown on the Company's books of account. The value of the real estate and improvements shall be determined by an appraiser appointed by the joint written direction of the selling and purchasing parties executed and delivered to the appraiser within twenty (20) days after the date of the Event of Withdrawal, and if no appraiser is so appointed, then by an appraiser who shall be appointed by the lawyer or law firm then handling the Company's general legal affairs. The appraisal shall be in writing and when made shall be filed with the accountant retained by the Company for the accountant's use in determining the Withdrawal Value.

9.   GENERAL.

     a. Notices/Approvals to be in Writing. Any notice, request, approval, consent, demand or other communication required or permitted hereunder shall be given in writing by (1) personal delivery, or (2) expedited delivery service with proof of delivery, or (3) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (4) prepaid telegram or facsimile or telex (provided that such telegram, facsimile or telex is confirmed by expedited delivery service or by mail in the manner previously described), sent to the party to whom the communication is directed at the address set forth above, or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex, upon receipt.

     b.   Miscellaneous.

          i. This Agreement may be amended by written agreement of amendment executed by all the Members, but not otherwise. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns. Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or circumstance shall be held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the remainder of this Agreement, or the application of such provision to any other persons or circumstances, shall not be affected thereby and shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

          ii. If the Company or any party obtains a judgment against any other party by reason of breach of this Agreement or failure to comply with the provisions hereof, a reasonable attorneys' fee as fixed by the court shall be included in such judgment. No waiver by a Member or the Company



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
of any breach of this Agreement shall be deemed to be a waiver of any breach of any kind or nature and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance.

PURINA MILLS, INC.                           PMI FEEDS, INC.


By /s/ [Signature Illegible]                 By /s/ [Signature Illegible]
  ----------------------------------           ---------------------------------



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